[Alternative 1]

                                                                      Exhibit 11

                   CONSENT OF DUFF & PHELPS CREDIT RATING CO.

We hereby consent to the references to our name under the caption "Rating of Fund Shares" in the form of prospectus to be included in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Prudential Institutional Liquidity Portfolio, Inc. (the "Fund") relating to the Fund's Institutional Money Market Series, and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.


July 1, 1997                                  DUFF & PHELPS CREDIT RATING CO.


                                              By: CHRISTOPHER REED
                                              -------------------------------
                                              Name:  Christopher Reed
                                              Title: Group Vice President